Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Technologies, Inc. and US Department of Energy’s National Renewable Energy Laboratory Develop ‘Invisible Wires’ for Transporting Electricity on SolarWindow™

Columbia, MD – March 15, 2012 – New Energy Technologies, Inc. (OTCQB: NENE), a developer of innovative technologies for generating sustainable electricity, announces that Company and NREL scientists collaboratively developing New Energy’s SolarWindow™ technology – capable of generating electricity on see-through glass – have successfully collected and transported electricity using a virtually ‘invisible’ conductive wiring system developed for SolarWindow™. The ability to transport electricity on glass windows while remaining see-through is especially important to the eventual deployment of an aesthetically pleasing commercial product.

Currently under ongoing development, the conductive system’s ultra-fine grid-like pattern is deposited on to SolarWindow™ and is rendered virtually invisible when viewing objects through New Energy’s electricity-generating glass.  Researchers anticipate that a fully functional system could help transport the electricity generated on glass surfaces, improving power, efficiency, and overall performance of the Company’s SolarWindow™.

Today’s announcement follows last month’s major breakthrough when Company and NREL scientists collaboratively developing New Energy’s SolarWindow™ technology successfully fabricated the largest-area organic photovoltaic (OPV) module produced at the United States Department of Energy’s National Renewable Energy Laboratory (NREL). Scientists developing New Energy’s SolarWindow™ technology fabricated a large area working module, more than 14-times larger than previous OPV devices fabricated at NREL.

NREL is among the world’s most respected and advanced solar-photovoltaic research institutions, and over its 35-year history has been credited for ground-floor support of many of the commercial technologies employed by today's renewable energy industries. NREL and New Energy have been working through a Cooperative Research and Development Agreement to advance the Company’s SolarWindow™ technology for generating electricity on glass windows.	Scientists Successfully Transport Electricity Using Virtually Invisible Wires, Under Development for SolarWindow™ (Displayed on a Glass Slide)

“It’s very exciting that we’ve not only achieved an important milestone with respect to the size of our SolarWindow™, but we are now able to confidently tackle two of the most important factors to eventual commercialization – the structure and transparency of the wiring system which transports the electricity generated on see-through glass, and overall performance,” explained Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.

The prospect of generating electricity on SolarWindow™ is made possible when researchers creatively layer and arrange unique, ultra-small see-through solar cells on to glass. Each of these cells are arranged in a network and interconnected by way of the ‘invisible’ grid-like wiring system, announced today. Until now, such systems used in early SolarWindow™ prototypes were relatively thick and bulky, and applied to glass in ways that obstructed light, prevented the absorbance of light energy necessary to produce electricity, and significantly reduced transparency.

The ‘invisible’ wiring system is especially important to the ongoing development of SolarWindow™, most notably allowing for more efficient collection and transport of electrons, both important for improving circuit current and overall efficiency. The system helps mitigate electrical ‘road-blocks,’ which restrict the flow of electrons with regions of high resistance, by creating a kind of low-resistance ‘highway’ for electron transport; without the benefit of a conductive grid system, resistive losses can significantly reduce power production. A fully functional and optimized system could improve the reliability of SolarWindow™ by providing a stable network of connections among each of the interconnected solar cells on the see-through glass.

“This technical accomplishment is an important advancement for our SolarWindow™, and alongside our recent advancements with size and scale, clearly illustrates the success our research teams have achieved in recent months,” concluded Mr. Conklin.

Researchers developing New Energy’s SolarWindow™ technology have achieved significant improvements to the transparency of their newly-unveiled grid-like system since unveiling the Company’s first-generation working prototype to a standing-room crowd of mainstream media, investors, academics, and commercial glass companies, over one year earlier.

Scientists demonstrated numerous features of New Energy’s SolarWindow™, including its ability to remain see-through while generating electricity. Features of SolarWindow™, both natural and artificial light were used in demonstrations to generate electricity.

At the demonstration event, scientists powered lights on a scale-model house by exposing New Energy’s see-through SolarWindow™ to artificial light from fluorescent lamps, mimicking lighting typically installed inside offices. In artificial light, SolarWindow™ technology outperforms today’s commercial solar and thin-films by as much as 10-fold under low-intensity irradiance.

Researchers then repeatedly opened and closed the boardroom’s window shades, successfully powering LED lights each time SolarWindow™ was exposed to natural light. This demonstration mimicked outdoor exposure such as sunlight on the exterior face of commercial buildings – New Energy’s initial target market and a promising early application of its technology.

Importantly, scientists at the event demonstrated SolarWindow’s ability to generate ‘voltage’ and ‘current’ necessary to power lighting and mechanical devices and appliances. In addition to lighting, scientists successfully powered the mechanical rotor blades of a small helicopter using only a single, small-scale SolarWindow™ prototype during their public demonstration.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows.

About National Renewable Energy Laboratory (NREL)

NREL is the U.S. Department of Energy's primary national laboratory for renewable energy and energy efficiency research and development. NREL is operated for DOE by the Alliance for Sustainable Energy, LLC.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 33 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

  SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.